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                                                                   EXHIBIT 10.20

                                                                  EXECUTION COPY




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                             INTERIM WAREHOUSE AND
                               SECURITY AGREEMENT


                                 by and between


                          PRUDENTIAL SECURITIES CREDIT
                                  CORPORATION,
                                   as Lender


                            EMERGENT MORTGAGE CORP.,
                                  as Borrower


                                      and


                             EMERGENT GROUP, INC.,
                                  as Guarantor



                           Dated as of March 4, 1997





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                    INTERIM WAREHOUSE AND SECURITY AGREEMENT


                 INTERIM WAREHOUSE AND SECURITY AGREEMENT, dated as of March 4, 1997 (as amended or otherwise modified from time to time, this "Agreement") among PRUDENTIAL SECURITIES CREDIT CORPORATION, a Delaware corporation, having an office at 1220 N. Market Street, Wilmington, Delaware 19801 (the "Lender"), EMERGENT MORTGAGE CORP., a South Carolina corporation, having its principal office at 50 Datastream Plaza, Suite 201, Greenville, South Carolina 29605 (the "Borrower") and EMERGENT GROUP, INC., a South Carolina corporation, having its principal office at 15 South Main Street, Suite 750, Greenville, South Carolina 29606 (the "Guarantor").

                 WHEREAS, the Lender intends to lend and the Borrower intends to borrow up to a maximum of $50,000,000 (fifty million dollars) to fund the purchase or origination by the Borrower of fixed rate, first- and second-lien, 1-4 family mortgage loans;

                 WHEREAS, the Guarantor owns 100% of the common stock of the Borrower and has agreed to guarantee repayment of the Loan and any interest on the terms specified herein to the Lender in the event that the Borrower does not repay the Loan; and

                 WHEREAS, the Lender's affiliate, Prudential Securities Incorporated ("PSI") will act as the sole or lead manager on the mortgage-backed securities issuance (the "Securitization") to be sponsored by the Borrower (or by an affiliate thereof) and collateralized by the Pledged Mortgage Loans.

                 An index to the location of the definitions of the defined terms used herein is set forth as Appendix I hereto.

                 NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto hereby agree as follows:

         1.      The Loan and the Guarantee.

                 A.  Subject to the terms of this Agreement:

                 1. The Lender agrees to lend to the Borrower up to a maximum of $50,000,000 (such borrowing, the "Loan") to be made in one or more advances (each, an "Advance") (as any such amount may be increased, in the Lender's sole and unreviewable discretion, by means of a Credit Increase Confirmation and Note Amendment in the form of Exhibit C attached hereto (a " Credit Increase Confirmation")). Each Advance hereunder shall be made by the Lender in an amount not less than $500,000 and in the event the Borrower





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         requests more than 2 Advances in any calendar week, the borrower shall pay to the Lender a $1,000 advance fee for each subsequent Advance hereunder. The Borrower agrees that the Loan shall be used to warehouse fixed rate, first- and second-lien, 1-4 family residential mortgage loans that are to be included in the Securitization (the " Mortgage Loans"), as such Mortgage Loans are identified to the Lender in writing and in electronic form from time to time. All Mortgage Loans financed hereunder shall be closed loans; i.e., this facility shall not be used for "wet" or "table" fundings. The Lender may refuse to lend against any Mortgage Loan(s) which the Lender reasonably believes will not be eligible for inclusion in the securitized pool either (x) due to the characteristics of such Mortgage Loan or (y) due to the expected aggregate characteristics of the Mortgage Loans.

                 2. Each Advance shall be made on a date prior to the Maturity Date referred to below (each such date, a " Funding Date"); provided that:

                          (i)        not later than two business days
         prior to the proposed Funding Date for an Advance, the Borrower shall deliver to the Lender (i) a written notice in the form of Exhibit D hereto and (ii) an electronic disk or tape, in form satisfactory to the Lender, detailing certain specified characteristics of the Mortgage Loans proposed to be pledged in connection with such Advance (each such schedule, a " Mortgage Loan Schedule");

                          (ii) the representations, warranties and covenants of the Borrower set forth in this Agreement hereof shall be true and correct on and as of such Funding Date as if made on and as of such date;

                          (iii)      no Event of Default shall have
         occurred and be continuing or would exist after the making of the Advance on such Funding Date;

                          (iv) the Borrower shall have delivered to the Custodian the Mortgage Files with respect to each Mortgage Loan being pledged on such Funding Date;

                          (v)        the Lender shall have received in
         connection with each Advance, a certificate from the Custodian to the effect that it has reviewed the Mortgage Files relating to the Mortgage Loans being pledged in connection with the Advance being made on such Funding Date and has found no material deficiencies in such Mortgage Files;

                          (vi)       the Lender shall have received,
         prior to the initial Advance, a legal opinion from counsel (which may be in-house counsel) to the Borrower in the form of Exhibit B attached hereto;

                          (vii)      to the extent described in Section
         5(D) hereof, no notice described in said Section 5(D) shall have been received by the Lender or PSI;

                          (viii) the Lender shall have completed, to its satisfaction, due diligence of the Borrower and the Mortgage Loans;





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                          (ix)       the Borrower shall have taken all
         necessary steps to grant the Lender a first priority security interest in the Collateral; and

                          (x)        all documentation relating to the
         Loan shall have been completed and be satisfactory in form and substance to the Lender, including this Agreement, the Custodial Agreement and the Secured Note.

                 3. The Loan shall accrue interest daily on its outstanding principal amount (determined by the Lender as of each Funding Date after having taken into account all Advances made as of such date), with interest calculated for the actual number of days elapsed, based on a 360-day year. The interest rate shall be (except as otherwise provided in Section 1(F) or Section 11(D) hereof) LIBOR plus 1.55%, and shall be reset on each business day. With respect to each Advance, interest shall initially accrue from the Funding Date to and including the last day of the calendar month in which such Funding Date occurs (or, if earlier, the day preceding the Maturity Date) and shall thereafter accrue from the first day of each successive calendar month to and including the last day of such calendar month (or, if earlier, the day preceding the Maturity Date) (each such period, an " Accrual Period"). Interest which accrues during each Accrual Period shall be payable in arrears on the first business day of the following month, with any outstanding interest due and payable in its entirety on the date of termination of this Agreement (including the Maturity
         Date).

                 "LIBOR" shall mean, for each day, a fluctuating interest rate per annum equal to the London interbank offered rate for one-month U.S. dollar deposits that appear on the Telerate Screen LIBOR Page 3750 as of 11:00 a.m., London time.

                 Any amounts pre-paid under this Agreement prior to the Maturity Date may be re-borrowed, subject to the terms and conditions of this Agreement, until the Maturity Date.

                 B. The amount of each Advance shall not exceed the lesser of (such lesser amount, the "Advance Amount"):

                 1. 100% of the aggregate outstanding principal balance of the Mortgage Loans (calculated as of the related Cut-Off Date or, if the Borrower is using the proceeds of the Advance to purchase the related Mortgage Loans at their aggregate outstanding principal balance as of the settlement date for the purchase, then their aggregate outstanding principal balance as of such settlement date) proposed to be pledged to the Lender in connection with such Advance, minus, in the event that A Collateral Deficiency Situation exists as of the date of such Advance, the Restoration Amount as of the date of such Advance; and

                 2. the product of (x) the Market Value of the Mortgage Loans proposed to be pledged to the Lender in connection with such Advance and (y) .95,





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         minus, in the event that A Collateral Deficiency Situation exists as of the date of such Advance, the Restoration Amount as of the date of such Advance.

                 For purposes of this Agreement:

                 A Collateral Deficiency Situation means the situation existing as of any day on which (i) the outstanding principal amount of the Loan as of such day exceeds (ii) the lesser of (a) the product of (x) the Market Value of the Pledged Mortgage Loans (disregarding the Market Value of any Mortgage Loans proposed to be pledged to the Lender on such day and Mortgage Loans which are 31 or more days past due) and (y) 95% and (b) the outstanding principal balance of the Pledged Mortgage Loans (disregarding the outstanding principal balance of any Mortgage Loans to be pledged to the Lender on such date and Mortgage Loans which are 31 or more days past due).

                 Cut-Off Date means, as of any date, the close of business on the date set forth in the related Mortgage Loan Schedule (as defined in the Custodial Agreement). In no event shall the Cut-Off Date precede by more than two weeks the date on which the related Mortgage Loan Schedule is delivered.

                 Market Value means, as of any date and with respect to any Mortgage Loans, the whole-loan servicing- retained fair market value of such Mortgage Loans as of such date as determined by the Lender (or an affiliate thereof) in its sole discretion.

                 Maturity Date means the earlier of (a) March 31, 1997 and (b) the date on which the Securitization occurs. The Maturity Date may be extended by the Lender, in the Lender's sole and unreviewable discretion, on any date by the execution and delivery of a Credit Increase Confirmation.

                 Pledged Mortgage Loans means, as of any date of determination, any mortgage loans then held by the Custodian on behalf of the Lender to secure the Loan.

                 Restoration Amount means, as of any date of determination, the amount, if any, by which (i) the outstanding principal amount of the Loan as of such date (including accrued interest) exceeds (ii) the lesser of (a) the product of (x) the Market Value of the Pledged Mortgage Loans (disregarding the Market Value of any Mortgage Loans proposed to be pledged to the Lender on such date and Mortgage Loans which are 31 or more days past due) and (y) .95 and (b) the outstanding principal balance of the Pledged Mortgage Loans (disregarding the outstanding principal balance of any Mortgage Loans to be pledged to the Lender on such date and Mortgage Loans which are 31 or more days past due).

                 C. The Loan evidenced hereby shall mature on the Maturity Date and all amounts outstanding hereunder shall be due and payable on the Maturity Date.





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                 D.  The Loan is pre-payable at any time without premium or penalty, in whole or in part; provided, that Pledged Mortgage Loans may not be removed from this facility (including in connection with any prepayment of the Loan in part) with the result that, in the Lender's sole reasonable determination, the remaining Pledged Mortgage Loans, are, in the aggregate, materially inferior as collateral as compared to the pool of Pledged Mortgage Loans immediately prior to such removal. In addition, no Pledged Mortgage Loans may be removed from this facility with the result that A Collateral Deficiency Situation would then exist. Notwithstanding the foregoing, however, a Pledged Mortgage Loan, may in any event be removed from this facility if such Pledged Mortgage Loan has been paid in full by the mortgagor. If any Pledged Mortgage Loans are removed from this facility for reasons other than as contemplated herein, the Borrower shall pay to the Lender on the first business date following such removal a fee equal to .50% of the outstanding principal balance of such removed Pledged Mortgage Loan(s). If the Borrower intends to repay the Loan in whole or in substantial part from a source other than the proceeds of the Securitization, the Borrower shall give 2 business days' written notice to the Lender.

                 E. If the Loan is not extended by means of a Credit Increase Confirmation, the Loan shall immediately and automatically become due and payable without any further action by the Lender on the then scheduled Maturity Date, and in the event of non-payment in full on such Maturity Date the Lender may exercise all rights and remedies available to it as the holder of a first perfected security interest under the Uniform Commercial Code of the State of New York (the "New York UCC").

                 F. If the Borrower awards a Securitization or whole-loan trade involving any Pledged Mortgage Loans to a group of managers (or to an investment banking house, agent, broker, or underwriter) which in PSI's reasonable determination does not give PSI a fair allotment of the securities issued in such Securitization, then the interest rate on the Loan shall increase to LIBOR plus 3.50%, which higher rate shall retroactively be applied as of the related Funding Date for all prior Advances or Pledged Mortgage Loans so involved.

                 G. The Loan shall be evidenced by the secured promissory note of the Borrower in the form attached hereto as Exhibit A (the "Secured Note").

                 H. Upon the occurrence and continuance of an Event of Default and/or in the event that the Loan is extended beyond its then scheduled Maturity Date by means of a Credit Increase Confirmation, the factors set forth in the definitions of "Advance Amount," "A Collateral Deficiency Situation" and "Restoration Amount" may be revised downward, at the time of such extension in the case of a Credit Increase Confirmation, by the Lender in its sole discretion.

                 I. The Guarantor, pursuant to the guarantee to be executed by the Guarantor in the form of Exhibit E attached hereto (the "Guarantee"), shall guaranty, at the time of A Collateral Deficiency Situation or upon the occurrence and continuance of an Event of Default, payment of one hundred percent (100%) of the Secured Obligations outstanding at such time (the "Guarantee Amount") and in furtherance thereof but subject to the Guarantee Amount, the Guarantor shall be obligated to pay (i) following the occurrence of A Collateral Deficiency Situation, the





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Restoration Amount, if any, then due to the Lender and (ii) following the occurrence of an Event of Default, principal and interest outstanding on the Loan after the Lender has liquidated the Collateral. The Guarantee shall survive the termination of this Agreement and shall remain in full force and effect until the Guarantee Amount shall have been reduced to zero.

                 2.       Reimbursement of Costs and Expenses.

                 The Borrower shall reimburse the Lender for any of the Lender's reasonable out-of-pocket costs, including due diligence review costs and reasonable attorney's fees, incurred by the Lender in connection with the negotiation, execution and enforcement of this Agreement and the transactions contemplated hereby. The Borrower's agreement in this Section 2 shall survive the payment in full of the Note and the expiration or termination, as applicable, of this Agreement.

                 3. Mortgage Files and Custodian. The Borrower shall deliver to Bankers Trust Company of California, N.A. as custodian (the "Custodian") on behalf of the Lender, the documents and instruments listed in
Section 2 of that certain Custodial Agreement dated as of March 4, 1997 (the "Custodial Agreement") among the Borrower and the Custodian. Such documents and instruments evidencing and relating to the Mortgage Loans (the "Mortgage Loan Files"), and all the Borrower's right, title and interest in, to and under such Mortgage Loans together with any proceeds thereof are hereinafter referred to as the "Collateral". The Borrower hereby pledges all of its right, title and interest in, to and under the Collateral to the Lender to secure the repayment of principal of and interest on the Loan and all other amounts owing by the Borrower or its Affiliates to the Lender hereunder or under any other agreement or arrangement (collectively, the "Secured Obligations").

                 4. Representations, Warranties and Covenants. A. Each of the Borrower and the Guarantor (each, a "Party") represents, warrants and covenants to the Lender that:

                 1. It has been duly organized and is validly existing as a corporation in good standing under the laws of the State of South Carolina.

                 2. It is duly licensed as a "Licensee" or is otherwise qualified in each state in which it transacts business and is not in default of such state's applicable laws, rules and regulations. The Borrower has the requisite power and authority and legal right to own and grant a lien on all of its right, title and interest in and to the Collateral. Such Party has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, the Secured Note and the Guarantee, to the extent that it is a party to such documents.

                 3. At all times after the Custodian has received a Mortgage Loan from the Borrower and until payment in full of the Loan, such Party shall not knowingly and intentionally commit any act in violation of applicable laws, or regulations promulgated with respect thereto.





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                 4.       Such Party is solvent and is not in default under any
         material mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money, and neither the execution, delivery nor performance by such Party of this Agreement, the Guarantee or the Secured Note, to the extent it is a party to such documents, conflicts with any term or provision of the certificate of incorporation or by- laws of such Party or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to such Party of any court, regulatory body, administrative agency or governmental body having jurisdiction over such Party and will not result in any violation of any such mortgage, instrument or agreement.

                 5. All financial statements and certificates of such Party, any Affiliate of such Party or any of its officers furnished to the Lender are true and complete and do not omit to disclose any material liabilities or other facts relevant to such Party's or such Affiliate's condition. As used in this Agreement, "Affiliate" means any person directly or indirectly controlling, controlled by, or under common control (within the definition of "control" set forth in the Securities and Exchange Act of 1934, as amended) with, the Borrower or the Guarantor. All such financial statements have been prepared in accordance with GAAP. No financial statement or other financial information as of a date later than that supplied to the Lender, has been furnished by such Party or any of its Affiliates to another lender of such Party or any of its Affiliates that has not been furnished to the Lender.

                 6. No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by such Party of this Agreement, the Guarantee and the Secured Note, to the extent it is a party to such documents.

                 7. There is no action, proceeding or investigation pending with respect to which such Party has received service of process or, to the best of such Party's knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, the Guarantee or the Secured Note, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the Guarantee or the Secured Note, or (C) which might materially and adversely affect the validity or collectibility of the Mortgage Loans or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, the Guarantee or the Secured Note.

                 8. There has been no material adverse change in the business, operations, financial condition, assets, properties or prospects of such Party or any Affiliate since the date set forth in the financial statements supplied to the Lender.

                 9. This Agreement, the Guarantee and the Secured Note have been duly authorized, executed and delivered by such Party, to the extent it is a





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         party to such documents, all requisite corporate action having been taken, and each is valid, legal, binding and enforceable against such Party, to the extent it is a party to such documents, in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws or by general principles of equity.

                 B. With respect to every Mortgage Loan delivered to the Custodian and pledged to the Lender hereunder, the Borrower represents and warrants to the Lender that:

                          1. Such Mortgage Loan and all accompanying documents are complete and authentic and all signatures thereon are genuine.

                          2. Such Mortgage Loan arose from a bona fide loan, complying in all material respects with all applicable State and Federal laws and regulations, to persons having legal capacity to contract and is not subject to any defense, set-off or counterclaim.

                          3. All amounts represented to be payable on such Mortgage Loan are, in fact, payable in accordance with the provisions of such Mortgage Loan.

                          4. No default has occurred in any provisions of such Mortgage Loan.

                          5. Any property subject to any security interest given in connection with such Mortgage Loan is not subject to any encumbrance other than a stated first mortgage.

                          6. The Borrower holds good and indefeasible title to, and is the sole owner of, such Mortgage Loan subject to no liens, charges, mortgages, participations, encumbrances or rights of others except, in the case of certain Mortgage Loans, a stated first mortgage.

                          7. Each Mortgage Loan conforms to the description thereof as set forth on the related Mortgage Loan Schedule delivered to the Custodian and the Lender.

                          8. All disclosures required by the Real Estate Settlement Procedures Act, by Regulation X promulgated thereunder and by Regulation Z of the Board of Governors of the Federal Reserve System promulgated pursuant to the statute commonly known as the Truth-in-Lending Act and the Notice of the Right of Recision required by said statute and regulation have been properly made and given.

                          9. The Mortgage Loans have characteristics which are substantially similar to those of other mortgage loans financed by the Borrower during the twelve-month period preceding the initial Funding Date and





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         mortgage loans included in securitizations involving credit enhancers of the type contemplated by the Securitization.

                          10.  Each Mortgage Loan will be eligible for
         inclusion in a pool to be securitized and insured by a credit enhancer; the Lender may refuse to lend against any Mortgage Loan(s) which the Lender reasonably believes will not be eligible for inclusion in such a securitized, insured pool either (x) due to the characteristics of such Mortgage Loan or (y) due to the expected aggregate characteristics of the Mortgage Loans.

                          11. Each Mortgage Loan was originated or acquired pursuant to the Borrower's written underwriting guidelines (including any amendments thereto) heretofore provided to, and approved by, the Lender.

                          12.  No Mortgage Loans are more than 31 days
         delinquent, no Mortgage Loans have experienced delinquencies of more than 31 days on two or more occasions and no Mortgage Loan has incurred a first payment delinquency beyond any contractual grace period.

                 C. The Borrower hereby covenants with the Lender that at all times during the term of this facility:

                 1. The Borrower's stated net worth minus intangible assets and the amount of any receivable from any of its shareholders or Affiliates ("Tangible Net Worth") shall not be less than $10,000,000.

                 2. The Borrower's Tangible Net Worth plus subordinated debt maturing 180 days or more from the Maturity Date ("Subordinated Debt") shall not be less than $40,000,000.

                 3. The Borrower's leverage ratio shall not exceed 6:1, such ratio being the ratio of (x) the Borrower's total liabilities less Subordinated Debt to (y) the Borrower's Tangible Net Worth minus Subordinated Debt.

                 4. The Borrower will continue to maintain, for it and its subsidiaries, insurance coverage with respect to employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount of at least $1,000,000, which insurance shall name the Lender as a loss payee.

                 5. All subordinated debt of the Borrower must be subordinate to all obligations, including unsecured obligations, owed to the Lender or PSI.

                 D. The Guarantor hereby covenants with the Lender that at all times during the term of this facility the Guarantor's Tangible Net Worth shall not be less than $40,000,000.

         5.      Mandatory Prepayment of Loan.





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



                 A. Upon discovery by the Borrower, the Guarantor or the Lender of any breach of any of the representations, warranties or covenants set forth herein, the party discovering such breach shall promptly give notice of such discovery to the others.

                 B. The Lender has the right to require, in its unreviewable discretion, the Borrower to repay the Loan in part with respect to any Mortgage Loan (i) which breaches one or more of the representations and warranties listed in Section 4(B) preceding or (ii) which is determined by the Lender to be unacceptable for inclusion in such Securitization.

                 C. If any Mortgage Loan, as indicated on any Supplemental Mortgage Loan Schedule delivered pursuant to Section 9(A) hereof, becomes more than 31 days delinquent, the Lender shall require the Borrower to prepay the Loan in the amount advanced with respect to such Mortgage Loan, or, with the Lender's consent, deliver a qualifying substitute mortgage loan in its place, having an aggregate principal balance equal to or greater than the delinquent Mortgage Loan.

                 D. If the Borrower awards the Securitization or any whole-loan trade involving any Pledged Mortgage Loans to an investment banking house, agent or underwriter other than PSI, or to a group of managers which in PSI's reasonable determination does not give PSI a fair allotment of the securities issued in such Securitization then (x) the Lender may demand that the Borrower repay any portion of the Loan evidenced hereby relating to the dollar amount of the Mortgage Loans to be included in such Securitization or whole loan trade, in which PSI has not been selected for participation, for payment within five business days of the demand for repayment, (y) the Lender may refuse to make further Advances hereunder if such Advances would relate to Mortgage Loans to be included in such Securitization or whole-loan trade in which PSI has not been selected for participation and (z) the interest rate on the Loan shall increase as set forth in Section 1(F) hereof. The Borrower shall give immediate notice, by facsimile transmission, to the attention of Elizabeth Castagna at the Lender and Glen Stein at PSI (fax 212-778-7401) of any decision to award the lead manager role or to name any group of managers for any Securitization or whole-loan trade involving any Pledged Mortgage Loans.

                 E. If, on any date other than a Funding Date, the Lender determines that A Collateral Deficiency Situation exists, the Lender shall so notify the Borrower, and the Borrower, within one business day, shall either
(i) pay to the Lender the Restoration Amount or (ii) deliver to the Custodian on behalf of the Lender additional Mortgage Loans having an aggregate Market Value at least equal to the Restoration Amount. The provisions of Section 1(B) shall govern with regard to A Collateral Deficiency Situation as of a Funding Date.

                 6. Release of Mortgage Files following Payment of Loan. At the written request of the Borrower, the Lender agrees to cause the Mortgage Files to be released from the lien hereof upon payment in full of the Loan, or, if a partial payment of the Loan occurs, subject to the restrictions set forth in Section 1(D), the documents relating to a pro rata portion of the Pledged Mortgage Loans.





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                 7.       Servicing.  The Borrower shall service the Mortgage
Loans with the degree of skill and care consistent with that which the Borrower customarily exercises with respect to similar mortgage loans owned, managed, or serviced by it and all applicable industry standards. The Borrower shall (i) comply with all applicable Federal and State laws and regulations, (ii) maintain all State and Federal licenses and franchises necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of the Lender in any Mortgage Loans or for payment thereunder. The related annual servicing fee shall be 50 b.p.s. of the then outstanding balances of the Pledged Mortgage Loans.

                 8. No Oral Modifications; Successors and Assigns; Assignment of Collateral. No provisions of this Agreement shall be waived or modified except by a writing duly signed by the authorized agents of the Lender, the Guarantor and the Borrower. This Agreement shall be binding upon the successors and assigns of the parties hereto. The Borrower acknowledges and agrees that the Lender may re-pledge, enter into repurchase transactions, and otherwise re- hypothecate (including the granting of participation interests therein) the Collateral for the Loan, provided that no such act shall in any way (x) affect the Borrower's rights to the Collateral, (y) change the location of the Mortgage Loan documents, which shall remain with the Custodian or (z) grant to any other person any direct rights against the underlying mortgagors.

                 9.       Reports.  A.  The Borrower shall provide the
Lender with an electronic disk or tape (each, a "Supplemental Mortgage Loan Schedule") (i) on the date any additional Mortgage Loans are delivered pursuant to Section 5(E) and at the earliest of (a) two business days before each Funding Date or (b) one week (or with respect to the information required by clause (c) of the next sentence, one month) following the date that the last such schedule was provided and (ii) within two business days following any request by the Lender or any affiliate thereof for such a schedule. Such Supplemental Mortgage Loan Schedule shall be cumulative and will contain information concerning (a) the Mortgage Loans then held in the warehouse facility, (b) any Mortgage Loans proposed to be delivered to the facility on the next Funding Date or in connection with Collateral maintenance pursuant to
Section 5(E) hereof and (c) the portfolio performance data with respect to all such Mortgage Loans, including, without limitation, any outstanding delinquencies, prepayments in whole or in part and any repurchases by the Borrower, and shall be in a format as may be agreed upon by the Borrower and the Lender from time to time. Each Supplemental Mortgage Loan Schedule shall contain the following information with respect to each Pledged Mortgage Loan:
(i) the loan number and name of the Mortgagor; (ii) the address and zip code of the mortgaged property; (iii) the property type; (iv) the loan purpose; (v) the date of origination (date indicated on mortgage note) and the name of the originator if different from the Borrower; (vi) the original stated maturity date; (vii) the remaining term to maturity; (viii) the principal balance at origination; (ix) the first payment date; (x) the monthly payment in effect as of the Cut-off Date; (xi) the principal balance as of the Cut-off Date as used in determining the Cut-off Date principal balance; (xii) the loan-to-value ratio at origination and currently; (xiii) the combined loan-to-value ratio if the Mortgage Loan is a second mortgage; (xiv) the interest rate; (xv) the occupancy status; (xvi) the appraised value of the Mortgage

Property at origination and a more current appraised value, if any; (xvii) if such Mortgage Loan is a "balloon loan," the amortization terms; (xiii) the lien priority; (xix) the credit rating given such Mortgage Loan by the Borrower;
(xx) the last scheduled payment made; (xxi) the servicing fee; (xxii) the escrow balance; (xxiii) the escrow payment; (xxiv) the number of 30, 60 and 90 day delinquencies in the past twelve months and (xxv) the debt-to-income ratio.

                 A. Each of the Borrower and the Guarantor shall furnish to Lender (i) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) given to or received from its other lenders, and, in the event any such default or breach has been cured or waived, notice of such cure or waiver and (ii) immediately, notice of the occurrence of any "Event of Default" hereunder or of any situation which the Borrower, with the passage of time, reasonably expects to develop into an "Event of Default" hereunder. The Borrower shall further furnish to the Lender the following:

                          (a) consolidated audited financial statements of the Borrower and its Affiliates, within 120 days of the Borrower's fiscal year end;

                          (b) consolidated unaudited financial statements of the Borrower and its Affiliates for each of the Borrower's first three quarters of each fiscal year, within 45 days after quarter end;

                          (c) unaudited monthly financial statements of the Borrower;

                          (d) quarterly and annual consolidated financial statements of the Borrower and its Affiliates reflecting material intercompany adjustments within 5 business days of their completion;

                          (e) copies of all SEC filings by the Borrower and its Affiliates, within five business days of their filing with the SEC; and

                          (f) within three business days of the end of each calendar month a summary schedule of any Pledged Mortgage Loans experiencing delinquencies.

                 B.       The Guarantor shall furnish to Lender the following:

                          (a) quarterly and annual consolidated financial statements of the Guarantor reflecting material intercompany adjustments within 5 business days of their completion; and

                          (b) copies of all SEC filings by the Guarantor within five business days of their filing with the SEC; provided, however, that the Guarantor shall provide a copy of the annual SEC Form 10-K no later than 90 days of the Guarantor's fiscal year end and a copy of the quarterly SEC Form 10-Q no later than 45 days after quarter end.

                 All required financial statements, information and reports shall be prepared in accordance with U.S. GAAP, or, if applicable to SEC filings, SEC accounting regulations.

                 C. In conjunction with the delivery of each of the financial statements to be delivered by the Borrower pursuant to Section 9(B), the Borrower shall deliver to the Lender an officer's certificate of the Borrower certifying that, as of the date of delivery of such financial statements, the Borrower is in compliance with all the terms of this Agreement including, without limitation, each of the covenants set forth in Section 4(C).


                 D. The Borrower shall also provide to the Lender within 10 days of the end of each month as requested by the Lender, a breakdown of Mortgage Loans held by (x) Emergent Mortgage Corp. and (y) Carolina Investors Inc.

                 10. Events of Default. Each of the following shall constitute an "Event of Default" hereunder:

                 A. Failure of the Borrower or the Guarantor to (i) make any payment of interest or principal or any other sum which has become due, whether by acceleration or otherwise, under the terms of the Secured Note, this Agreement, the Guarantee, any warehouse and security agreement or any other document evidencing or securing indebtedness of the Borrower to the Lender or to any affiliate of the Lender, or (ii) pay or deliver any Restoration Amount.

                 B. Any "event of default" by the Borrower under any agreement relating to any indebtedness of the Borrower to any other lender.

                 C. Assignment or attempted assignment by the Borrower or the Guarantor of this Agreement, the Secured Note or the Guarantee or any rights hereunder, without first obtaining the specific written consent of Lender, or the granting by the Borrower of any security interest, lien or other encumbrance on any Collateral to other than the Lender.

                 D. The filing by the Borrower or the Guarantor of a petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or of any foreign jurisdiction; the failure of the Borrower or the Guarantor to secure dismissal of any such petition filed against it within thirty (30) days of such filing; the making of any general assignment by the Borrower or the Guarantor for the benefit of creditors; the appointment of a receiver or trustee for the Borrower or the Guarantor, or for any part of the Borrower's or the Guarantor's assets; the institution by the Borrower or the Guarantor of any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or of any formal or informal proceeding, for the dissolution or liquidation of, settlement of claims against, or winding up of the affairs of, the Borrower or the Guarantor; the institution of any such proceeding against the Borrower or the Guarantor if the Borrower or the Guarantor shall fail to secure dismissal thereof within thirty (30) days thereafter; the consent by the Borrower or the Guarantor to any type of insolvency proceeding against the Borrower or the Guarantor (under the Bankruptcy Code or otherwise); the occurrence of any event or existence of any condition which could be the ground, basis or cause for any proceeding or petition described in this Section 10.

                 E. Any materially adverse change in the financial condition of the Borrower or the Guarantor or any of its Affiliates or the existence of any other condition which, in the Lender's sole determination, constitutes an impairment of the Borrower's or the Guarantor's ability to perform its obligations under this Agreement, the Guarantee or the Secured Note or the validity or collectibility of the Collateral.

                 F. Failure by the Borrower to service the Mortgage Loans in substantial compliance with the servicing requirements set forth in Section 7 hereof.

                 G. A breach by the Borrower or the Guarantor of any representation, warranty or covenant set forth herein or a use by the Borrower of the proceeds of the Loan for a purpose other than as set forth in Section 1(A) hereof.

                 H. A "default" or other event under the terms of any agreement relating to any material indebtedness of the Borrower to any other lender of the Borrower which default or event causes or is reasonably likely to cause the acceleration of indebtedness under such other agreement or cause or permit any such other lender to terminate its commitment to lend to the Borrower.

                 11. Remedies Upon Default. A. Upon the happening of one or more Events of Default, the Lender may (x) refuse to make further Advances hereunder and (y) immediately declare the principal of the Secured Note then outstanding to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Agreement; provided that, upon the occurrence of the Event of Default referred to in Section 10(D), such amounts shall immediately and automatically become due and payable without any further action by any person or entity. Upon such declaration or such automatic acceleration, the balance then outstanding on the Secured Note shall become immediately due and payable without presentation, demand or further notice of any kind to the Borrower.

                 A. Upon the happening of one or more Events of Default, the Lender shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrower or any third party
acting for the Borrower.   The Lender shall be entitled to specific performance
of all agreements of the Borrower and the Guarantor contained in this Agreement, the Secured Note or the Guarantee. The Borrower and the Lender hereby acknowledge that the Lender's right to obtain physical possession of the Collateral is deemed for all purposes to be equivalent to the rights of "seizure of property or maintenance or continuation of perfection of an interest in property" as specified under Bankruptcy Code Sections 362(b) and 546(b)(2).

                 B. Upon the happening of one or more Events of Default, the Lender shall have the right to direct all servicers then servicing any Pledged Mortgage

Loans to remit all collections on the Pledged Mortgage Loans to the Lender, and if any such payments are received by the Borrower, the Borrower shall not commingle the amounts received with other funds of the Borrower and shall promptly pay them over to the Lender. The Lender shall also have the right to terminate the servicer and assign such servicing responsibilities to an established mortgage loan servicing institution. In addition, the Lender shall have the right to dispose of the Collateral as provided herein, or as provided in the other documents executed in connection herewith, or in any commercially reasonable manner, or as provided by law. Such disposition may be on either a servicing-released or a servicing-retained basis. The Lender shall be entitled to place the Mortgage Loans which it recovers after any default in a pool for issuance of mortgage-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market as a commercially reasonable disposition of Collateral, subject to the applicable requirements of the New York UCC. The Lender shall also be entitled to sell any or all of such Mortgage Loans individually for the prevailing price as a commercially reasonable disposition of Collateral subject to the applicable requirements of the New York UCC. The specification in this Section of manners of disposition of collateral as being commercially reasonable shall not preclude the use of other commercially reasonable methods (as contemplated by the New York UCC) at the option of the Lender.

                 C. Following the occurrence and during the continuance of an Event of Default, interest shall accrue on the Loan at a default interest rate of LIBOR plus 5%.

                 12. Indemnification. The Borrower agrees to hold the Lender harmless from and indemnifies the Lender against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by, or asserted against the Lender relating to or arising out of this Agreement, the Secured Note, any Securitization Agreement or any transaction contemplated hereby or thereby resulting from anything other than the Lender's gross negligence or willful misconduct. The Borrower also agrees to reimburse the Lender for all reasonable costs and expenses incurred in connection with (i) the preparation, negotiation and enforcement of this Agreement, the Secured Note and the Guarantee, including, without limitation, the reasonable fees and disbursements of counsel, and (ii) the Lender's due diligence in connection herewith. The Borrower's agreements in this Section shall survive the payment in full of the Secured Note and the expiration or termination of this Agreement. The Borrower hereby acknowledges that, notwithstanding the fact that the Secured Note is secured by the Collateral, the obligations of the Borrower under the Secured Note are recourse obligations of the Borrower.

                 13. Power of Attorney. The Borrower hereby authorizes the Lender, at the Borrower's expense, to file such financing statement or statements relating to the Collateral without the Borrower's signature thereon as the Lender at its option may deem appropriate, and appoints the Lender as the Borrower's attorney-in-fact to execute any such financing statement or statements in the Borrower's name and to perform all other acts which the Lender deems appropriate to perfect and continue the security interest granted hereby and to protect, preserve and realize upon the Collateral, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of the Borrower as its attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable without the Lender's consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder.

                 14. Governing Law; Agreement Constitutes Security Agreement; Jurisdiction. This Agreement is intended by the parties hereto to be governed by the laws of the State of New York, and to constitute a security agreement within the meaning of the New York UCC. THE PARTIES HERETO AGREE THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS AGREEMENT OR THE SECURED NOTE SHALL BE COMMENCED IN THE SUPREME COURT OF THE STATE OF NEW YORK, OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK.

                 15. Lender May Act Through Affiliates. The Lender may, from time to time, designate one or more affiliates for the purpose of performing any action hereunder.

                 16. Notices. All demands, notices and communications relating to this Agreement shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or by overnight courier, or, if by other means, when received by the other party or parties at the address shown below, or such other address as may hereafter be furnished to the other party or parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

                 If to the Borrower:

                          Emergent Mortgage Corp.
                          15 South Main Street, Suite 750
                          Greenville, South Carolina 29606
                          Attention:  Mr. Wade Hall
                          Phone Number:  864-232-6197
                          Fax Number:  864-271-8374

                 with a copy to:

                          William P. Crawford, Esq.
                          Wyche, Burgess, Freeman & Parham, P.A.
                          44 E. Camperdown Way
                          P.O. Box 728
                          Greenville, SC 29602
                          Phone Number:  864-242-8265
                          Fax Number:  864-242-8324

                 If to the Guarantor:

                          Emergent Group, Inc.
                          15 South Main Street, Suite 750
                          Greenville, South Carolina 29606
                          Attention:  Mr. Kevin J. Mast
                          Phone Number:  864-232-6197
                          Fax Number:  864-271-8374

                 If to the Lender:

                          Prudential Securities Credit
                            Corporation
                          One Seaport Plaza, 27th Floor
                          Treasury Department
                          New York, New York 10292
                          Attention:  Ms. Elizabeth Castagna
                          Phone Number:  212-214-7772
                          Fax Number:  212-214-7572

                 with a copy to:

                          Prudential Securities Incorporated
                          One New York Plaza, 17th Floor
                          New York, New York 10292
                          Attention:  Mr. Glen Stein
                          Phone Number:  212-778-2012
                          Fax Number:  212-778-7401


                 17. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

                 18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    EMERGENT MORTGAGE CORP.


                                    By:  /s/ Kevin J. Mast
                                       -------------------------------------
                                       Name:  Kevin J. Mast
                                       Title: Vice President & Treasurer


                                    EMERGENT GROUP, INC.,
                                     as Guarantor


                                    By:  /s/ Kevin J. Mast
                                       -------------------------------------
                                       Name:  Kevin J. Mast
                                       Title: Vice President, CFO & Treasurer


                                    PRUDENTIAL SECURITIES CREDIT
                                     CORPORATION


                                    By:  /s/ George Morgan
                                       -------------------------------------
                                       Name:  George Morgan
                                       Title: Vice President

                                                                      Appendix I

                 The following capitalized terms are defined in the corresponding sections of the Agreement specified below:

                 "Accrual Period" - Section 1(A)(3).

                 "Advance" - Section 1(A)(1).

                 "Advance Amount" - Section 1(B).

                 "Affiliate" - Section 4(A)(5).

                 "Agreement" - Introductory Clause.

                 "Borrower" - Introductory Clause.

                 "Collateral" - Section 3.

                 "Collateral Deficiency Situation" - Section 1(B)(2).

                 "Credit Increase Confirmation" - Section 1(A)(1).

                 "Custodian" - Section 3.

                 "Custodial Agreement" - Section 3.

                 "Cut-Off Date" - Section 1(B)(2).

                 "Designated Pooling and Servicing Agreement" - Section
                 4(B)(10).

                 "Event of Default" - Section 10.

                 "Funding Date" - Section 1(A)(2).

                 "Guarantor" - Introductory Clause.

                 "Lender" - Introductory Clause.

                 "LIBOR" - Section 1(A)(3).

                 "Loan" - Section 1(A)(1).

                 "Market Value" - Section 1(B)(2).

                 "Maturity Date" - Section 1(B)(2).

                 "Mortgage Files" - Section 3.

                 "Mortgage Loans" - Section 1(A)(1).

                 "Mortgage Loan Schedule" - Section 1(A)(2).

                 "New York UCC" - Section 1(E)(1).

                 "Party" - Section 4(A).

                 "Pledged Mortgage Loans" - Section 1(B)(2).

                 "PSI" - Recitals.

                 "Restoration Amount" - Section 1(B)(2).

                 "Secured Note" - Section 1(G).

                 "Secured Obligations" - Section 3.

                 "Securitization" - Recitals.

                 "Subordinated Debt" - Section 4(C).

                 "Supplemental Mortgage Loan Schedule" - Section 9(A).

                 "Tangible Net Worth" - Section 4(C).

                                                                       Exhibit A


                                    FORM OF
                                  SECURED NOTE

                         Dated as of ____________, 199_


                 FOR VALUE RECEIVED, the undersigned, [BORROWER], a [corporation] organized under the laws of the State of __________, whose address is ________________________________ (the "Borrower"), promises to pay to the order of PRUDENTIAL SECURITIES CREDIT CORPORATION, a Delaware corporation, whose address is One New York Plaza, New York, New York 10292 (the "Lender") on or before the Maturity Date the amount then outstanding (including accrued interest) under that certain Interim Warehouse and Security Agreement dated as of March __, 1997 (the "Agreement"). Initially, the maximum principal amount which may be outstanding is $______________ (as such amount may be amended, in the Lender's sole discretion, from time to time, by a Credit Increase Confirmation). Capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the Agreement.

                 The holder of this Note is authorized to record the date and amount of each Advance and the date and amount of each repayment of principal thereof on the schedule to be maintained by the Lender (which schedule may be obtained upon Borrower's request), and any such recordation shall constitute prima facie evidence of the accuracy of the amount so recorded; provided that the failure of the holder hereof to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Agreement.

                 MAXIMUM RATE OF INTEREST: It is intended that the rate of interest herein shall never exceed the maximum rate, if any, which may be legally charged on the Loan evidenced by this Note ("Maximum Rate"), and if the provisions for interest contained in this Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of the Lender, returned to the Borrower.

                 DUE DATE: The Loan evidenced hereby not paid before the Maturity Date shall be due and payable on the Maturity Date.

                 PLACE OF PAYMENT: All payments hereon shall be made, and all notices to the Lender required or authorized hereby shall be given, at the office of the Lender at the address designated in the heading of this Note, or to such other place as the Lender may from time to time direct by written notice to the Borrower.

                 PAYMENT AND EXPENSES OF COLLECTION: All amounts payable hereunder are payable by wire transfer in immediately available funds to the account number specified by the Lender, in lawful money of the United States. Payments remitted by the Borrower via wire transfer initiated after 1:00 p.m. New York City time shall be deemed to be received on the next business day. The Borrower agrees to pay all costs of collection when incurred, including, without limiting the generality of the foregoing, reasonable attorneys' fees through appellate proceedings, and to perform and comply with each of the covenants, conditions, provisions and agreements contained in every instrument now evidencing or securing said indebtedness.

                 SECURITY: This Note is issued pursuant to the Agreement and is secured by a pledge of the Collateral described therein. Notwithstanding the pledge of the Collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower's obligations under this Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

                 DEFAULTS: Upon the happening of an Event of Default (as defined in the Agreement), the Lender shall have all rights and remedies set forth in the Agreement.

                 The failure to exercise any of the rights and remedies set forth in the Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by the Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise of any such rights and remedies without the express consent of Lender, except as and to the extent otherwise provided by law.

                 WAIVERS: The Borrower waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time, and consents to the acceptance of further collateral, the release of any collateral for this Note, the release of any party primarily or secondarily liable hereon, and that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust Lender's remedies against the Borrower or any other party liable hereon or against any collateral for this Note. None of the foregoing shall affect the liability of the Borrower. No extension of time for the payment of this Note, or an installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

                 TERMINOLOGY: If more than one party joins in the execution of this Note, the covenants and agreements herein contained shall be the joint and several obligation of each and all of them and of their respective heirs, executors, administrators, successors and assigns, and relative words herein shall be read as if written in the plural when appropriate. Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Words of masculine or neuter import shall be read as if written in the neuter or masculine or feminine when appropriate.

                 AGREEMENT: Reference is made to the Agreement for provisions as to Advances, rates of interest, mandatory principal repayments, collateral and acceleration. If there is any conflict between the terms of this Note and the terms of the Agreement, the terms of the Agreement shall control.

                 APPLICABLE LAW; JURISDICTION: This Note shall be governed by and construed under the laws of the State of New York, the laws of which the Borrower hereby expressly elects to apply to this Note. THE BORROWER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS NOTE SHALL BE COMMENCED IN THE SUPREME COURT OF THE STATE OF NEW YORK, OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK.

                                      [BORROWER]


                                      By
                                        -------------------------------
                                        Name:
                                        Title:

                                                                       Exhibit B





                              _____________, 199_



[Custodian]
[Address]

Prudential Securities Credit Corporation
One New York Plaza
New York, NY 10292-2015


                 Re:  Interim Funding Arrangement for Mortgage Loans

Gentlemen:

                 I am the counsel to [Borrower], a _________ [corporation] (the "Borrower") and [Guarantor], a _________ [corporation] (the "Guarantor"). I have represented the Borrower and the Guarantor in connection with the execution and delivery of the following documents:

                 A. Interim Warehouse and Security Agreement, dated as of ___________, 199_ (the "Interim Warehouse and Security Agreement"), between the Borrower, Guarantor and Prudential Securities Credit Corporation (the "Lender");

                 B. Secured Note executed as of ______________, 199_ by the Borrower in favor of the Lender (the "Note");

                 C. Guarantee executed as of ___________, 199__ (the "Guarantee") by the Guarantor; and

                 D. Custodial Agreement, dated as of ______________, 199_ (the "Custodial Agreement"), among the Borrower and [Custodian] (the "Custodian").

                 Capitalized terms used herein, but not defined herein, shall have the meanings assigned to them in the Interim Warehouse and Security Agreement.

                 I have examined executed copies of the Interim Warehouse and Security Agreement, the Note, the Guarantee and the Custodial Agreement. I have also examined originals or photostatic or certified copies of all such corporate records of the Borrower and the Guarantor and such certificates of public officials, certificates of corporate officers, and other documents, and such questions of law, as I have deemed appropriate and necessary as a basis for the opinions hereinafter expressed. In making my examination and rendering the opinions herein expressed, I have made the following assumptions: i) each party to each of the Interim Warehouse and Security Agreement and the Custodial Agreement (other than the Borrower and the Guarantor) has the power to enter into and perform all of its obligations thereunder, (ii) the due authorization, execution and delivery of each of the Interim Warehouse and Security Agreement and the Custodial Agreement by all parties thereto (other than the Borrower and the Guarantor), and (iii) the validity and binding effect on all parties thereto (other than the Borrower and the Guarantor) of each of the Interim Warehouse and Security Agreement and the Custodial Agreement.

                 The opinions expressed below with respect to enforceability are subject to the following additional qualifications:

                 19       The effect of bankruptcy, insolvency, reorganization,
moratorium, conservatorship, receivership, or other similar laws relating to or affecting the rights of creditors generally in the event of insolvency, reorganization, moratorium or receivership.

                 20       The application of general principles of equity,
including, but not limited to, the right of specific performance (regardless of whether enforceability is considered in a proceeding in equity or at law).

                 21       The unenforceability of provisions to the effect that
failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such rights or remedies, or to the effect that provisions therein may only be waived in writing to the extent that an oral agreement has been entered into modifying such provisions.

                 I am licensed to practice law in the State of New York, and, each opinion hereinafter set forth is an opinion concerning only the law of the State of New York. All opinions expressed herein are based on laws, regulations and policy guidelines currently enforced and may be affected by future changes in law. Furthermore, no opinion is expressed herein regarding the applicable state Blue Sky, legal investment or real estate syndication laws.

                 Based upon the foregoing, and subject to the last paragraph hereof, I am of the opinion that:

                 1. The Interim Warehouse and Security Agreement, the Note, the Guarantee and the Custodial Agreement each constitutes the valid, legal and binding agreement of the Borrower, and each is enforceable against the Borrower and the Guarantor, to the extent it is a party thereto, in accordance with its terms.

                 2. The Borrower is licensed as a "Licensee" or is otherwise qualified to do business in each state in which it transacts business.

                 3. No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the State of New York [or the State of __________] for the execution, delivery and performance of the Interim Warehouse and Security Agreement, the Note, the Guarantee or the Custodial Agreement as applicable, by the Borrower and the Guarantor, except such of which as have been obtained.

                 4. The execution, delivery and performance by the Borrower and the Guarantor of the Interim Warehouse and Security Agreement, the Note, the Guarantee and the Custodial Agreement to the extent each is a party thereto, does not conflict with or result in a breach of, or constitute a default under (a) the Borrower's or the Guarantor's, respectively, articles of incorporation or bylaws or (b) any law, rule or regulation of the federal government or of the State of New York [or the State of _________].

                 5. The execution, delivery and performance by the Borrower and the Guarantor of the Interim Warehouse and Security Agreement, the Note, the Guarantee and the Custodial Agreement to the extent each is a party thereto will not result in a default under any mortgage, borrowing agreement, or other instrument or agreement pertaining to indebtedness for borrowed money to which the Borrower or the Guarantor, respectively, is a party.

                 6. Upon the execution of the Interim Warehouse and Security Agreement, a valid security interest in the Mortgage Loans and the proceeds thereof is granted to the Lender, which security interest would be a valid, first-priority, perfected security interest with respect to such Mortgage Loans and the proceeds thereof upon delivery of the Mortgage Files to the Custodian.

                 This Opinion is furnished by me as counsel to the Borrower and the Guarantor and is solely for the benefit of the addressees hereof; except that this Opinion may be relied upon by any holder in due course of the Note.

                                        Yours truly,

                                                                       Exhibit C

                                    FORM OF
                        CREDIT INCREASE CONFIRMATION AND
                                 NOTE AMENDMENT

                             Dated ________________


                 Reference is made to (x) the Interim Warehouse and Security Agreement, dated as of ______________, 199_ (the "Interim Warehouse Agreement") between Prudential Securities Credit Corporation (the "Lender"), [Borrower] (the "Borrower") and [Guarantor] (the "Guarantor"), (y) the Secured Note dated as of ____________, 199_ (the "Note") from the Borrower to the Lender and (z) the Guarantee dated as of ________, 199__ (the "Guarantee") by the Guarantor in
favor of the Lender.   Capitalized terms used and not otherwise defined herein
shall have their respective meanings set forth in the Interim Warehouse
Agreement.

Section 1.

                 -                The maximum amount of the Loan referenced in
                          the Interim Warehouse Agreement and in the Note and Guarantee shall be ___________________________.

                 -                The "Maturity Date" referenced in the Interim
                          Warehouse Agreement and in the Note and Guarantee shall be ___________________________.

                 -                [Any other changes.]

Section 2.

                 As amended by Section 1 hereof all provisions of the Interim Warehouse Agreement, the Note and the Guarantee are reconfirmed as of the date hereof. Each of the Borrower and the Guarantor, in addition, hereby reconfirms and remakes as of the date hereof each and every of its representations, warranties and covenants set forth in the Interim Warehouse Agreement, the Note and the Guarantee.

             IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

                                     [BORROWER]


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     [GUARANTOR]


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     PRUDENTIAL SECURITIES CREDIT CORPORATION


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                            Approval as to Legality

                 I, _____________, counsel to the Borrower and the Guarantor hereby confirm that:

                 -                I delivered, on _________, 199_, the opinion
                          letter, a copy of which is attached hereto (the "Opinion Letter") relating to the Interim Warehouse Agreement, the Note and the Guarantee.

                 -                I have represented the Borrower and the
                          Guarantor in connection with its execution and delivery of the Credit Increase Confirmation and Note Amendment (the "Confirmation") to which this Approval as to Legality is attached.

                 -                I hereby extend, as of the date hereof, the
                          opinions set forth in the Opinion Letter to cover both the Confirmation itself as well as the transactions described on the Confirmation and confirm, as of the date hereof, and subject to any and all assumptions and qualifications set forth therein, the opinions set forth in the Opinion Letter.

                                        Yours truly,



                                        ----------------------------------------
                                        [NAME]




Dated:  ___________, 199_

                                                                       Exhibit D

                                    FORM OF
                                 FUNDING NOTICE
                                 --------------

                                         ______________, 199_


Prudential Securities Credit
 Corporation
One New York Plaza
New York, NY 10292

                 Re: Interim Warehouse and Security Agreement, dated as of ________, 199_, between Prudential Securities Credit Corporation, [Borrower] and [Guarantor] (the "Agreement")


Gentlemen:

                 Pursuant to Section 1(A)(2) of the Agreement, this letter constitutes notice that the undersigned desires to obtain an Advance in the principal amount of $____________, constituting ___% of the aggregate outstanding principal balance of the Mortgage Loans shown on the attached Mortgage Loan Schedule, as of the Cut-Off Date shown thereon.

                 This letter will further certify that: (1) the undersigned has no notice or knowledge of any Event of Default; (2) the representations and warranties in the Agreement relating to the Mortgage Loans shown on the attached Mortgage Loan Schedule are true and correct as of the date hereof; (3) each of the conditions precedents to an Advance listed in Section 1(A)(2) of the Agreement are true and correct as of the date hereof and shall be true and correct on the date of the Advance requested herein, before and after giving effect thereto.

                 Capitalized terms used and not otherwise defined herein shall have their respective meanings set forth in the Agreement.


                                     [BORROWER]


                                     By:
                                        ----------------------------------
                                        Name:
                                        Title:

                                                                       Exhibit E

                                    FORM OF
                                   GUARANTEE
                                       OF
                                  [GUARANTOR]

                 FOR VALUE RECEIVED, [Guarantor], a [corporation] organized and existing under the laws of the State of _________ (the "Guarantor"), hereby guarantees, unconditionally, to the holder of that certain Secured Note dated _________, 199__ (herein called the "Note"), issued to Prudential Securities Credit Corporation (the "Lender") pursuant to the terms of the Interim Warehouse and Security Agreement, dated ________, 199__, among the Lender, [the Borrower] and the Guarantor (the "Agreement"), the due and punctual payment of
(i) at the time of A Collateral Deficiency Situation or (ii) upon the occurrence and continuance of an Event of Default, one hundred percent (100%) of the Secured Obligations outstanding at such respective time (the "Guarantee Amount") and in furtherance thereof but subject to the Guarantee Amount, the Guarantor shall be obligated to pay (a) following the occurrence of A Collateral Deficiency Situation, the Restoration Amount, if any, then due to the Lender and (b) following the occurrence of an Event of Default, principal and interest outstanding on the Loan after the Lender has liquidated the Collateral, in either case, when and as the same shall become due and payable, whether at their respective due dates or on a declaration or otherwise, in accordance with the terms of the Note and of the Agreement; provided, however, that payment of interest on overdue installments of interest is hereby guaranteed only to the extent permitted by applicable law. In the event of a default by the Borrower in the payment of any such Guarantee Amount, the Guarantor agrees duly and punctually to pay the same without demand.

                 Subject to the terms and limitations of this Guarantee: the Guarantor also guarantees all of the obligations of the Borrower under this Agreement, including the indemnification provisions thereof; the Guarantor hereby agrees that its respective obligations under this Guarantee and the Agreement shall be unconditional, irrespective of any invalidity, illegality, irregularity or unenforceability of the Note or the Agreement as regards the Borrower (other than by reason of lack of genuineness), or the absence of any action to enforce the same, the recovery of any judgment against the Borrower or any action to enforce the same or any circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor; and the Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, amalgamation, insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest or notice with respect to the Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of (a) the Secured Obligations or (b) the Guarantee Amount.

                 The obligations of the Guarantor under this Guarantee shall be a continuing obligation and a fresh cause of action under this Guarantee shall be deemed to arise in respect of each default in the payment of principal of or interest on the Note.

                 The Guarantor shall be subrogated to all rights of the holder of the Note against the Borrower in respect of any amount paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the Secured Obligations shall have been paid in full.

                 No remedy for the enforcement of the rights of the holder of the Note to receive payment of the principal of and/or interest on the Note, under the Note, the Agreement and hereunder, shall be exclusive of or dependent on any other remedy.

                 This Guarantee has been given in accordance with the terms of the Agreement and is subject to all applicable provisions thereof and the same shall be deemed to be incorporated herein.

                 The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened prior to the creation and issuance of this Guarantee to constitute the same valid and legally binding obligation of the Guarantor enforceable in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally) have been done and performed and have happened in due and strict compliance with all applicable law.

                 Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

                 This Guarantee shall be construed in accordance with and governed by the laws of the State of New York.

                 Executed as of _____________, 199__.

                                        [GUARANTOR]


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                               TABLE OF CONTENTS


                                                                                                                     PAGE
                                                                                                                     ----
         Section 1.       The Loan and the Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 2.       Reimbursement of Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 3.       Mortgage Files and Custodian  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 4.       Representations, Warranties and Covenants . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 5.       Mandatory Prepayment of Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 6.       Release of Mortgage Files following Payment of Loan . . . . . . . . . . . . . . . . . . . .  10
         Section 7.       Servicing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 8.       No Oral Modifications; Successors and Assigns; Assignment of Collateral . . . . . . . . . .  11
         Section 9.       Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 10.      Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 11.      Remedies Upon Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 12.      Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 13.      Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 14.      Governing Law; Agreement Constitutes Security Agreement; Jurisdiction . . . . . . . . . . .  15
         Section 15.      Lender May Act Through Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 16.      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 17.      Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 18.      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17


         Appendix I - Defined Terms

         Exhibit A - Form of Secured Note
         Exhibit B - Form of Legal Opinion
         Exhibit C - Form of Credit Increase Confirmation and Note Amendment
         Exhibit D - Form of Funding Notice
         Exhibit E - Form of Guarantee





                                      i